As filed with the Securities and Exchange Commission on May 29, 2014

Registration Nos. 333-

333-         -01

333-         -02

333-         -03

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ConocoPhillips ConocoPhillips Company ConocoPhillips Trust I ConocoPhillips Trust II	Delaware Delaware Delaware Delaware	01-0562944 73-0400345 38-6837825 38-6837826
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 North Dairy Ashford Houston, Texas 77079 (281) 293-1000	Janet Langford Kelly Senior Vice President, Legal, General Counsel and Corporate Secretary ConocoPhillips 600 North Dairy Ashford Houston, Texas 77079 (281) 293-1000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William S. Anderson

Bracewell & Giuliani LLP

711 Louisiana, Suite 2300

Houston, Texas 77002-2770

(713) 221-1122

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit/Proposed Maximum Offering Price/Amount of Registration Fee(1)(2)
Senior Debt Securities and Subordinated Debt Securities of ConocoPhillips
Senior Debt Securities of ConocoPhillips Company
Common Stock, par value $0.01 per share, of ConocoPhillips
Preferred Stock, par value $0.01 per share, of ConocoPhillips
Warrants of ConocoPhillips
Depositary Shares of ConocoPhillips
Stock Purchase Contracts of ConocoPhillips
Stock Purchase Units of ConocoPhillips
Prepaid Stock Purchase Contracts of ConocoPhillips
Preferred Securities of ConocoPhillips Trust I and ConocoPhillips Trust II
Guarantees of Preferred Securities of ConocoPhillips Trust I and ConocoPhillips Trust II by ConocoPhillips(3)
Guarantees of the Senior Debt Securities of ConocoPhillips by ConocoPhillips Company(3)
Guarantees of the Senior Debt Securities of ConocoPhillips Company by ConocoPhillips (3)

(1)	There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units and prepaid stock purchase contracts of ConocoPhillips, senior debt securities of ConocoPhillips Company and preferred securities of ConocoPhillips Trust I and ConocoPhillips Trust II as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Senior and subordinated debt securities of ConocoPhillips may be issued and sold to ConocoPhillips Trust I and ConocoPhillips Trust II, in which event such debt securities may later be distributed to the holders of preferred securities upon a dissolution of ConocoPhillips Trust I and ConocoPhillips Trust II and the distribution of their respective assets.
(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, ConocoPhillips hereby defers payment of the registration fee required in connection with this Registration Statement.
(3)	ConocoPhillips also is registering under this Registration Statement all guarantees and other obligations that it may have with respect to preferred securities that may be issued by ConocoPhillips Trust I and ConocoPhillips Trust II or with respect to the senior debt securities that may be issued by ConocoPhillips Company. ConocoPhillips Company is registering under this Registration Statement all guarantees and other obligations that it may have with respect to the senior debt securities that may be issued by ConocoPhillips. No separate consideration will be received for such guarantees or any other such obligations. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees or obligations.

PROSPECTUS

ConocoPhillips Subordinated Debt Securities Common Stock Preferred Stock Warrants Depositary Shares Stock Purchase Contracts or Units Prepaid Stock Purchase Contracts	ConocoPhillips Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips Company	ConocoPhillips Company Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips	ConocoPhillips Trust I ConocoPhillips Trust II Trust Preferred Securities guaranteed as described in this prospectus by ConocoPhillips

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. ConocoPhillips common stock is traded on the

New York Stock Exchange under the trading symbol “COP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a joint registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

ABOUT CONOCOPHILLIPS

ConocoPhillips is the world’s largest independent exploration and production company, based on proved reserves and production of liquids and natural gas. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 27 countries as of March 31, 2014. ConocoPhillips’ principal executive office is located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

ABOUT CONOCOPHILLIPS COMPANY

ConocoPhillips Company is a direct, wholly owned subsidiary of ConocoPhillips. Its principal executive offices are located at 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000. In this prospectus, we refer to ConocoPhillips Company as “CPCo.”

ABOUT THE CONOCOPHILLIPS TRUSTS

ConocoPhillips has formed two Delaware statutory trusts, ConocoPhillips Trust I and ConocoPhillips Trust II, to raise capital for ConocoPhillips by issuing preferred securities under this prospectus and investing the proceeds in debt securities issued by ConocoPhillips. Unless we inform you otherwise in the prospectus supplement relating to an offering of trust preferred securities, each trust will exist solely for the purposes of:

•	issuing and selling its trust preferred securities and trust common securities;

•	investing the proceeds from the sale of those securities in a specific series of ConocoPhillips’ debt securities; and

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding ConocoPhillips’ debt securities.

The trust preferred securities and the trust common securities of each trust will represent undivided beneficial interests in the assets of that trust. ConocoPhillips will directly or indirectly own all of the common securities of each trust. The common securities of each trust will represent an aggregate liquidation amount equal to at least three percent of the total capital of that trust. The common securities of each trust will rank equally with, and each trust will make payments on its common securities in proportion to, the trust preferred securities it issues. If, however, an event of default occurs under the declaration of trust of any of the trusts, including a default under the related series of ConocoPhillips’ debt securities, ConocoPhillips’ right to payments on the common securities of that trust will be subordinated to your rights as holder of its trust preferred securities.

The business and affairs of each trust will be conducted by its trustees. As the holder of the common securities of each trust, ConocoPhillips is entitled, except in limited circumstances, to appoint, and may remove or replace, the trustees. ConocoPhillips may increase or decrease the number of trustees for each trust, but each trust must have at least five trustees.

The duties and obligations of the trustees of each trust are governed by its declaration of trust. We will ensure that at least a majority of the trustees shall at all times be ConocoPhillips’ officers, directors or employees and that a financial institution unaffiliated with us acts as property trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee of a trust maintains a principal place of business in Delaware and meets the other requirements of applicable law, another trustee of that trust will have its principal place of business or reside in Delaware. We will appoint The Bank of New York Mellon Trust Company, N.A. to serve as property trustee for the trusts and BNY Mellon Trust of Delaware to serve as Delaware trustee for the trusts.

ConocoPhillips will pay all of the fees and expenses of each trust, including those related to any offering of trust preferred securities. In addition, ConocoPhillips will provide a guarantee with respect to each series of trust preferred securities issued by a trust under which ConocoPhillips will unconditionally and irrevocably agree to make certain payments to the holders of that series of trust preferred securities. That guarantee may, however, be subject to applicable subordination provisions and will apply only when the relevant trust has sufficient immediately available funds but fails to make the payments.

We will provide further information about the trusts in the prospectus supplement relating to an offering of trust preferred securities.

The principal office of each trust is c/o ConocoPhillips, 600 North Dairy Ashford, Houston, Texas 77079, telephone (281) 293-1000.

WHERE YOU CAN FIND MORE INFORMATION

ConocoPhillips files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information ConocoPhillips has filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about ConocoPhillips at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. CPCo and the trusts do not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

This prospectus is part of a joint registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information ConocoPhillips has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that ConocoPhillips files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings ConocoPhillips makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K that is not deemed filed under the Exchange Act) until the termination of this offering. The documents we incorporate by reference are:

•	ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 25, 2014;

•	ConocoPhillips’ proxy statement for the 2014 annual meeting of stockholders, as filed with the SEC on March 28, 2014;

•	ConocoPhillips’ Quarterly Report on Form 10-Q for the period ended March 31, 2014, as filed with the SEC on May 6, 2014;

•	ConocoPhillips’ Current Report on Form 8-K as filed with the SEC on May 14, 2014; and

•	the description of ConocoPhillips common stock contained in ConocoPhillips’ Current Report on Form 8-K, as filed with the SEC on August 30, 2002, as that description may be updated from time to time.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above by oral request or by written request at the following address:

ConocoPhillips

Shareholder Relations Department

P. O. Box 2197

Houston, Texas 77079-2197

Telephone: (281) 293-6800

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.

We based the forward-looking statements on ConocoPhillips’ current expectations, estimates and projections about ConocoPhillips and the industries in which it operates in general. We caution you that these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, ConocoPhillips’ actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•	fluctuations in crude oil, bitumen, natural gas, liquefied natural gas (“LNG”) and natural gas liquids prices;

•	potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments due to operating hazards, drilling risks and the inherent uncertainties in predicting reserves and reservoir performance;

•	unsuccessful exploratory drilling activities or the inability to obtain access to exploratory acreage;

•	unexpected changes in costs or technical requirements for constructing, modifying or operating exploration and production facilities;

•	lack of, or disruptions in, adequate and reliable transportation for our crude oil, bitumen, natural gas, LNG and natural gas liquids;

•	inability to timely obtain or maintain permits, including those necessary for drilling and/or development, construction of LNG terminals or regasification facilities; comply with government regulations; or make capital expenditures required to maintain compliance;

•	failure to complete definitive agreements and feasibility studies for, and to timely complete construction of, announced and future exploration and production and LNG development;

•	potential disruption or interruption of our operations due to accidents, extraordinary weather events, civil unrest, political events, terrorism, cyber attacks or infrastructure constraints or disruptions;

•	international monetary conditions and exchange controls;

•	substantial investment or reduced demand for products as a result of existing or future environmental rules and regulations;

•	liability for remedial actions, including removal and reclamation obligations, under environmental regulations;

•	liability resulting from litigation;

•	general domestic and international economic and political developments, including armed hostilities; expropriation of assets; changes in governmental policies relating to crude oil, bitumen, natural gas, LNG and natural gas liquids pricing, regulation, or taxation; other political, economic or diplomatic developments; and international monetary fluctuations;

•	changes in tax and other laws, regulations (including alternative energy mandates), or royalty rules applicable to our business;

•	limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets;

•	delays in, or our inability to execute asset dispositions;

•	inability to obtain economical financing for development, construction or modification of facilities and general corporate purposes;

•	the operation and financing of our joint ventures; and

•	the factors generally described in Item 1A—Risk Factors in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. Each trust will use all the proceeds received from the sale of its trust preferred securities and trust common securities to purchase debt securities issued by ConocoPhillips.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table presents the historical ratio of earnings to fixed charges of ConocoPhillips for the three months ended March 31, 2014 and for each of the years in the five-year period ended December 31, 2013. ConocoPhillips had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges.

	Three Months Ended March 31,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges:
ConocoPhillips	16.2x	10.6x	11.1x	10.8x	11.1x	5.1x

For purposes of this table, “earnings” consist of income from continuing operations before income taxes and noncontrolling interests that have not incurred fixed charges, plus fixed charges (excluding capitalized interest but including amortization of amounts previously capitalized), plus distributions greater (or minus distributions less) than equity in earnings of equity method investees of ConocoPhillips. “Fixed charges” consist of interest (including capitalized interest) on all debt, amortization of debt discounts and expenses incurred on issuance, interest expenses relating to guaranteed debt of fifty-percent-or-less-owned companies and that portion of rental expense believed to represent interest.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities of ConocoPhillips covered by this prospectus will be general unsecured obligations of ConocoPhillips. ConocoPhillips will issue senior debt securities fully and unconditionally guaranteed by CPCo on a senior unsecured basis under an indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the ConocoPhillips senior indenture. ConocoPhillips will issue subordinated debt securities under an indenture to be entered into between ConocoPhillips and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the subordinated indenture.

The debt securities of CPCo covered by this prospectus will be general unsecured obligations of CPCo. CPCo will issue senior debt securities fully and unconditionally guaranteed by ConocoPhillips on a senior unsecured basis under an indenture, dated as of December 7, 2012, among CPCo, as issuer, ConocoPhillips, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the CPCo senior indenture. We refer to the ConocoPhillips senior indenture and the CPCo senior indenture as the senior indentures and to the debt securities issued thereunder as the senior debt securities. We refer to the senior indentures and the subordinated indenture collectively as the indentures.

The ConocoPhillips senior indenture and the CPCo senior indenture are substantially identical, except for the identity of the issuer and guarantor. The ConocoPhillips senior indenture and the subordinated indenture will be substantially identical, except for provisions relating to subordination and covenants.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the senior indentures and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to ConocoPhillips mean ConocoPhillips only and all references to CPCo mean ConocoPhillips Company only.

Provisions Applicable to Each Indenture

General. Neither the ConocoPhillips senior indenture nor the subordinated indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that ConocoPhillips may issue. ConocoPhillips may issue debt securities under the ConocoPhillips senior indenture and the subordinated indenture from time to time in one or more series, each in an amount authorized prior to issuance. ConocoPhillips’ 4.60% Notes due 2015, 5.20% Notes due 2018, 5.75% Notes due 2019, 6.00% Notes due 2020, 5.90% Notes due 2032, 5.90% Notes due 2038 and 6.50% Notes due 2039 are outstanding under the ConocoPhillips senior indenture, and no securities are outstanding under the subordinated indenture.

The CPCo senior indenture does not limit the amount of debt securities that may be issued under that indenture and does not limit the amount of other unsecured debt or securities that CPCo may issue. CPCo may issue debt securities under the CPCo senior indenture from time to time in one or more series, each in an amount authorized prior to issuance. CPCo’s 1.05% Notes due 2017 and 2.40% Notes due 2022 are outstanding under the CPCo senior indenture.

Each of ConocoPhillips and CPCo conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all of ConocoPhillips’ and CPCo’s operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of ConocoPhillips and CPCo. Contractual provisions or laws, as well as the subsidiaries’

financial condition and operating requirements, may limit the ability of ConocoPhillips or CPCo to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of ConocoPhillips or CPCo, as applicable, on their assets and earnings.

Other than the restrictions contained in the senior indentures on liens and sale/leaseback transactions described below under “— Provisions Applicable Solely to Senior Debt Securities — Restrictive Covenants,” none of the indentures contains any covenants or other provisions designed to protect holders of the debt securities in the event ConocoPhillips or CPCo participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require ConocoPhillips or CPCo to repurchase their securities in the event of a decline in ConocoPhillips’ or CPCo’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether ConocoPhillips or CPCo will issue the debt securities;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which ConocoPhillips or CPCo will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of ConocoPhillips, CPCo or any other entity;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

ConocoPhillips and CPCo may sell the debt securities at a discount, which may be substantially below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If ConocoPhillips or CPCo sells these debt securities, the applicable prospectus supplement will describe any material United States federal income tax consequences and other special considerations.

If ConocoPhillips or CPCo sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subsequent Distribution to Holders of Trust Securities. If ConocoPhillips issues debt securities to a ConocoPhillips trust in connection with the issuance of trust preferred securities and trust common securities by that trust, those debt securities subsequently may be distributed to the holders of those securities either:

•	upon the dissolution of the trust; or

•	upon the occurrence of events that we will describe in the prospectus supplement.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger involving ConocoPhillips or, with respect to the senior indentures, CPCo. They also permit ConocoPhillips or CPCo, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of ConocoPhillips and, with respect to the senior indentures, CPCo has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) unless:

•	it is the continuing person; or

•	if it is not the continuing person, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures and the due and punctual payments on the debt securities or the performance of the related guarantees, as applicable; and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset lease, transfer or disposition involving ConocoPhillips or, with respect to the senior indentures, CPCo, the resulting entity or transferee will be substituted for ConocoPhillips or CPCo, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, ConocoPhillips or CPCo, as applicable, will be released from the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the stated maturity of, any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of the obligations under the indenture of ConocoPhillips or, with respect to the senior indentures, CPCo by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the ConocoPhillips senior indenture, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights ConocoPhillips or, with respect to the senior indentures, CPCo has under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to establish the form or terms of debt securities of any series;

•	to supplement any of the provisions of an indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect; and

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of an indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of the obligations of ConocoPhillips or CPCo, as applicable, under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of ConocoPhillips, or with respect to the CPCo senior indenture, CPCo, either of the following will occur:

•	ConocoPhillips and, with respect to the senior indentures, CPCo will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•	ConocoPhillips and, with respect to the senior indentures, CPCo will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ConocoPhillips or, with respect to the CPCo senior indenture, CPCo to pay principal, premium and interest on the debt securities and, if applicable, CPCo’s or ConocoPhillips’ guarantees of the payments will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indentures and will be the trustee under the subordinated indenture. The Bank of New York Mellon Trust Company, N.A. serves as trustee or custodian relating to a number of series of debt, trust preferred securities and other long-term repayment obligations of ConocoPhillips and its subsidiaries as of March 31, 2014. The Bank of New York Mellon Trust Company, N.A. and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ConocoPhillips.

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes a creditor of ConocoPhillips or, if applicable, CPCo, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ConocoPhillips and, if applicable, CPCo. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent ConocoPhillips or, if applicable, CPCo designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents ConocoPhillips or, if applicable, CPCo initially designates, ConocoPhillips or, if applicable, CPCo may at any time rescind that designation or approve a change in the location through which any transfer agent acts. ConocoPhillips and CPCo are required to maintain an office or agency for transfers and exchanges in each place of payment. ConocoPhillips and CPCo may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, ConocoPhillips or, if applicable, CPCo will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of ConocoPhillips, or with respect to the CPCo senior debt securities, CPCo, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture.

ConocoPhillips or CPCo, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Senior Debt Securities

Ranking. The ConocoPhillips senior debt securities will constitute senior debt of ConocoPhillips and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding. The CPCo senior debt securities will constitute senior debt of CPCo and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding.

Guarantee. Pursuant to the ConocoPhillips senior indenture, CPCo will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by ConocoPhillips when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a ConocoPhillips senior debt security, the holder of that debt security may institute legal proceedings directly against CPCo to enforce the guarantees without first proceeding against ConocoPhillips. The guarantees will rank equally with all of CPCo’s other unsecured and unsubordinated debt from time to time outstanding.

Pursuant to the CPCo senior indenture, ConocoPhillips will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by CPCo when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a CPCo senior debt security, the holder of that debt security may institute legal proceedings directly against ConocoPhillips to enforce the guarantees without first proceeding against CPCo. The guarantees will rank equally with all of ConocoPhillips’ other unsecured and unsubordinated debt from time to time outstanding.

Restrictive Covenants. ConocoPhillips has agreed to two principal restrictions on its activities for the benefit of holders of the ConocoPhillips senior debt securities and CPCo senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities of ConocoPhillips or CPCo (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “— Glossary.”

Limitation on Liens

ConocoPhillips has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the outstanding senior debt securities are secured equally and ratably with or prior to the Debt secured by that lien. If the senior debt securities are so secured, ConocoPhillips has the option to secure any of its and its Subsidiaries’ other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and, accordingly, equally and ratably with the senior debt securities. This covenant has exceptions that permit:

(a) with respect to the ConocoPhillips senior indenture, liens existing on the date ConocoPhillips first issued a series of senior debt securities under such indenture and, with respect to the CPCo senior indenture, liens existing on the date CPCo first issues a series of senior debt securities under such indenture;

(b) liens on the property, assets, stock, equity or Debt of any entity existing at the time ConocoPhillips or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary;

(c) liens on assets either:

•	existing at the time of acquisition of the assets,

•	securing all of part of the cost of acquiring, constructing, improving, developing or expanding the assets, or

•	securing Debt incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of or within two years after the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

(d) liens on specific assets to secure Debt incurred to provide funds for the cost of exploration, drilling or development of those assets;

(e) intercompany liens;

(f) liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

(g) liens on personal property, other than shares of stock or debt of any Principal Domestic Subsidiary, securing loans maturing in less than one year;

(h) liens on a Principal Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;

(i) statutory or other liens arising in the ordinary course of business and relating to amounts that are not yet delinquent or are being contested in good faith; and

(j) any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens if both:

•	the new lien is limited to the property (plus any improvements) secured by the original lien, and

•	the amount of Debt secured by the new lien and not otherwise permitted does not materially exceed the amount of Debt refinanced plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

In addition, without securing the senior debt securities as described above, ConocoPhillips and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of ConocoPhillips and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a “basket” equal to 10% of Consolidated Adjusted Net Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which ConocoPhillips or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under “Limitation on Sale/Leaseback Transactions.”

The following types of transactions do not create “Debt” secured by “liens” within the meaning of this covenant:

(a) the sale or other transfer of either:

•	oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals, or

•	any other interest in property commonly referred to as a “production payment”; and

(b) the mortgage or pledge of any property of ConocoPhillips or a Subsidiary in favor of the United States, any state of the United States or any department, agency or instrumentality of either, to secure payments under any contract or statute.

Limitation on Sale/Leaseback Transactions

ConocoPhillips has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

(a) ConocoPhillips or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the “Limitation on Liens” covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the senior debt securities.

(b) Within the period beginning one year before the closing of the Sale/Leaseback Transaction and ending one year after the closing, ConocoPhillips or any Subsidiary applies the net proceeds of the Sale/Leaseback Transaction either:

•	to the voluntary defeasance or retirement of any senior debt securities issued under the ConocoPhillips senior indenture (in the case of the ConocoPhillips senior indenture), senior debt securities issued under the CPCo senior indenture (in the case of the CPCo senior indenture) or any Funded Debt, or

•	to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.

Any net proceeds that are not applied for the purposes described in (b) will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/Leaseback Transaction as determined by ConocoPhillips’ board of directors).

Provisions Applicable to Senior Debt Securities under the ConocoPhillips Senior Indenture and Subordinated Debt Securities

Events of Default. Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to pay any sinking fund payment for 30 days when due;

•	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips and, with respect to the senior debt securities, CPCo; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement. If debt securities are issued to a ConocoPhillips trust, the related declaration of trust may require that any rescission be subject to the consent of the holders of the trust preferred securities and trust common securities issued by that trust.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The ConocoPhillips senior indenture requires ConocoPhillips and CPCo, and the subordinated indenture requires ConocoPhillips, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Provisions Applicable Solely to Senior Debt Securities under the CPCo Senior Indenture

Events of Default. Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to pay any sinking fund payment for 30 days when due;

•	failure to comply with any covenant or agreement in that series of debt securities or the CPCo senior indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips and CPCo; and

•	any other event of default provided for that series of debt securities;

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the CPCo senior indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under the CPCo senior indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The CPCo senior indenture requires ConocoPhillips and CPCo to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Glossary

“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

“Consolidated Adjusted Net Assets” means the total amount of assets of ConocoPhillips and its consolidated subsidiaries less:

•	all current liabilities (excluding liabilities that are extendable or renewable at ConocoPhillips’ option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•	total prepaid expenses and deferred charges.

ConocoPhillips will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.

“Debt” means all notes, bonds, debentures or other similar evidences of debt for money borrowed.

“Funded Debt” means all Debt that matures on or is renewable to a date more than one year after the date the Debt is incurred.

“Principal Domestic Subsidiary” means any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which ConocoPhillips’ capital investment, together with any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by ConocoPhillips or any other Subsidiary, exceeds $100 million. CPCo is a Principal Domestic Subsidiary of ConocoPhillips.

“Principal Property” means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in the opinion of ConocoPhillips’ board of directors is not materially important to the total business conducted by ConocoPhillips and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.

“Sale/Leaseback Transaction” means any arrangement with anyone under which ConocoPhillips or a Subsidiary leases any Principal Property that ConocoPhillips or that Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:

•	temporary leases for a term of not more than three years;

•	intercompany leases;

•	leases of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

•	arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by ConocoPhillips or by one or more other Subsidiaries, or by ConocoPhillips and one or more other Subsidiaries.

Provisions Applicable Solely to Subordinated Debt Securities

Ranking. The subordinated debt securities will rank junior to all Senior Debt of ConocoPhillips and may rank equally with or senior to other subordinated debt of ConocoPhillips that may be outstanding from time to time.

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, ConocoPhillips may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect ConocoPhillips’ obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that ConocoPhillips may incur. As a result of the subordination of the subordinated debt securities, if ConocoPhillips becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of ConocoPhillips, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of ConocoPhillips. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of ConocoPhillips’ common stock, preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of ConocoPhillips’ certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement. You should read those documents for provisions that may be important to you.

ConocoPhillips is authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.

Common Stock

Each holder of ConocoPhillips common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. However, except as otherwise required by law, holders of ConocoPhillips common stock are not entitled to vote on any amendment to ConocoPhillips’ certificate of incorporation that relates solely to the terms of any series of ConocoPhillips preferred stock if holders of the ConocoPhillips preferred stock are entitled to vote on the amendment under ConocoPhillips’ certificate of incorporation or Delaware law. There are no cumulative voting rights, meaning that the holders of a majority of the shares of ConocoPhillips common stock voting for the election of directors can elect all of the directors standing for election.

Subject to the rights of the holders of any ConocoPhillips preferred stock that may be outstanding from time to time, each share of ConocoPhillips common stock will have an equal and ratable right to receive dividends as may be declared by the ConocoPhillips board of directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding up of ConocoPhillips, will be entitled to share equally and ratably in the assets available for distribution to ConocoPhillips stockholders. No holder of ConocoPhillips common stock will have any preemptive or other subscription rights to purchase or subscribe for any securities of ConocoPhillips.

ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol “COP.” The transfer agent for the common stock is Mellon Investor Services LLC.

Preferred Stock

ConocoPhillips’ board of directors has the authority, without stockholder approval, to issue up to 500 million shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:

•	dividend rights;

•	voting powers;

•	preemptive rights;

•	conversion rights;

•	redemption rights; and

•	liquidation preferences.

The prospectus supplement relating to any series of preferred stock ConocoPhillips is offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	whether ConocoPhillips has elected to issue depositary shares with respect to the preferred stock as described below under “Description of Depositary Shares”;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of ConocoPhillips’ common stock. It also could affect the likelihood that holders of the common stock will receive dividend payments and payments upon liquidation.

Anti-Takeover Provisions of ConocoPhillips’ Certificate of Incorporation and Bylaws

ConocoPhillips’ certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of control of ConocoPhillips through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of ConocoPhillips’ common stock.

Authorized but Unissued Stock

ConocoPhillips has 2.5 billion authorized shares of common stock and 500 million authorized shares of preferred stock. One of the consequences of ConocoPhillips’ authorized but unissued common stock and undesignated preferred stock may be to enable ConocoPhillips’ board of directors to make more difficult or to discourage an attempt to obtain control of ConocoPhillips. If, in the exercise of its fiduciary obligations, ConocoPhillips’ board of directors determined that a takeover proposal was not in ConocoPhillips’ best interest, the board could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the New York Stock Exchange. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, ConocoPhillips’ certificate of incorporation grants its board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. ConocoPhillips’ board could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with ConocoPhillips common stock on any transaction or for all purposes;

•	elect directors having terms of office or voting rights greater than those of other directors;

•	convert preferred stock into a greater number of shares of ConocoPhillips common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of ConocoPhillips; or

•	exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders

ConocoPhillips’ certificate of incorporation provides that no action that is required or permitted to be taken by its stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors or the chairman of the board.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

ConocoPhillips’ bylaws provide the manner in which stockholders may give notice of stockholder nominations and other business to be brought before an annual meeting. In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 90 and not more than 120 days prior to the first anniversary date of the immediately preceding meeting. If the annual meeting is not within 30 days before or after the anniversary date of the preceding annual meeting, the stockholder notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (1) 90 days prior to the date of the annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of the annual meeting, the close of business on the 10th day following the day on which notice of the annual meeting was mailed or first publicly disclosed.

These procedures may limit the ability of stockholders to nominate candidates for director and bring other business before a stockholders meeting, including the consideration of any transaction that could result in a change of control and that might result in a premium to ConocoPhillips’ stockholders.

Fair Price Provision

ConocoPhillips’ certificate of incorporation requires that specified business combinations involving a person or entity that beneficially owns 15% or more of the outstanding shares of ConocoPhillips voting stock or that is an affiliate of that person, which we refer to as a related person, must be approved by (1) at least 80% of the votes entitled to be cast by the voting stock and (2) at least 66 2/3% of the votes entitled to be cast by the voting stock other than voting stock owned by the related person. These supermajority requirements do not apply if:

•	a majority of the directors who are unaffiliated with the related person and who were in office before the related person became a related person approve the transaction; or

•	specified fair price conditions are met that in general provide that the payment received by the stockholders in the business combination is not less than the amount the related person paid or agreed to pay for any shares of ConocoPhillips’ voting stock acquired within one year of the business combination.

Amendment of Certificate of Incorporation and Bylaws

Amendments to ConocoPhillips’ certificate of incorporation generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.

Under the ConocoPhillips’ certificate of incorporation, the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the voting stock is required to alter, amend or adopt any provision inconsistent with or repeal the provisions that, among others, (1) control the constitution of the board of directors, (2) deny stockholders the right to call a special meeting or to act by written consent, (3) limit or eliminate the liability of directors to ConocoPhillips and (4) set the 80% supermajority threshold applicable with respect to the provisions above.

Additionally, the affirmative vote of shares representing (1) not less than 80% of the votes entitled to be cast by the voting stock, voting together as a single class, and (2) not less than 66 2/3% of the votes entitled to be cast by the voting stock not owned, directly or indirectly, by any related person is required to amend, repeal, or adopt any provisions inconsistent with, the fair price provision described above.

ConocoPhillips’ bylaws have similar supermajority vote requirements for provisions relating to, among others, special stockholder meetings; prohibition on action by stockholder written consent; nominating directors and bringing business before an annual stockholder meeting; the number, classification and qualification of directors; filling vacancies on the board of directors; and removing directors.

Limitation of Liability of Directors

To the fullest extent permitted by Delaware law, ConocoPhillips’ directors will not be personally liable to ConocoPhillips or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently permits the elimination of all liability for breach of fiduciary duty, except liability:

•	for any breach of the duty of loyalty to ConocoPhillips or its stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

As a result, neither ConocoPhillips nor its stockholders have the right, through stockholders’ derivative suits on ConocoPhillips’ behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Delaware Anti-Takeover Law

ConocoPhillips is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

DESCRIPTION OF WARRANTS

ConocoPhillips may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of ConocoPhillips or any other entity. ConocoPhillips may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. ConocoPhillips will issue warrants under one or more warrant agreements between it and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants ConocoPhillips is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

ConocoPhillips may elect to offer shares of its preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between ConocoPhillips and a bank or trust company we will name in the prospectus supplement.

Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Each receipt will represent the applicable interest in a number of shares of a particular series of the preferred stock, which we will describe in the prospectus supplement.

We have summarized below selected provisions of the deposit agreement, the related depositary shares and depositary receipts evidencing those shares. This summary is not complete. We will file the form of deposit agreement and the form of depositary receipts with the SEC before ConocoPhillips issues any depositary shares, and you should read those documents for provisions that may be important to you.

A holder of depositary shares will be entitled to receive the whole number of shares of preferred stock underlying those depositary shares. Holders will not be entitled to receive fractional shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders. If the depositary determines that it is not feasible to make such a distribution, it may, with ConocoPhillips’ approval, adopt any method that it deems equitable and practicable to effect the distribution, including a sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount ConocoPhillips or the depositary is required to withhold on account of taxes.

Conversion and Exchange

If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as described in the prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares in accordance with those provisions.

Redemption of Depositary Shares

Whenever ConocoPhillips redeems a share of preferred stock held by the depositary, the depositary will redeem on the same redemption date a proportionate number of depositary shares representing the shares of preferred stock redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as ConocoPhillips may determine.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and ConocoPhillips will agree to take all reasonable action that the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary shares representing the preferred stock.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock, or

•	the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by ConocoPhillips to call for the redemption of any preferred stock, the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Amendment and Termination of the Deposit Agreement

ConocoPhillips and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that adversely alters the rights of holders of depositary shares in any material respect will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by ConocoPhillips or by the depositary only if all outstanding depositary shares have been redeemed or if a final distribution on the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of ConocoPhillips.

Charges of Depositary

ConocoPhillips will pay all charges of the depositary, including:

•	charges in connection with the initial deposit of the preferred stock;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote; and

•	withdrawals of the preferred stock by the holders of depositary receipts or upon redemption or conversion of the preferred stock.

Holders of depositary shares will pay taxes (including any transfer taxes) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of those holders.

Resignation and Removal of Depositary

The depositary may at any time resign or be removed by ConocoPhillips. Any resignation or removal will become effective upon the acceptance by the depositary’s successor of its appointment. If ConocoPhillips has not appointed a successor depositary and the successor depositary has not accepted its appointment within 60 days after the depositary delivered a resignation notice to ConocoPhillips, the depositary may terminate the deposit agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

ConocoPhillips may issue stock purchase contracts, including contracts obligating holders to purchase from ConocoPhillips, and ConocoPhillips to sell to the holders, or for ConocoPhillips to issue in exchange for other securities, a specified number of shares of ConocoPhillips common stock or preferred stock (or a range of numbers of shares in accordance with a predetermined formula) at a future date or dates or upon the occurrence of specified events. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

ConocoPhillips may issue the stock purchase contracts separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	senior debt securities or subordinated debt securities of ConocoPhillips,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	trust preferred securities of a ConocoPhillips trust,

securing the holder’s obligations to purchase the common stock or preferred stock under the stock purchase contracts.

The stock purchase contracts may require ConocoPhillips to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances, ConocoPhillips may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing that holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. That description will not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before ConocoPhillips issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Trust Preferred Securities

General

Each ConocoPhillips trust may issue only one series of trust preferred securities. The amended and restated declaration of trust of each trust will authorize that trust to issue one series of trust preferred securities of that trust. We have summarized selected provisions of the trust preferred securities below. This summary is not complete. We have filed the form of amended and restated declaration of trust providing for the trust preferred securities with the SEC as an exhibit to the registration statement, and you should read that document for provisions that may be important to you. Please read “About the ConocoPhillips Trusts” for additional information about the trusts.

The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate (or the method for determining the rate), the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and, if so, the dates from which distributions will be cumulative;

•	the amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon dissolution, winding-up or termination of the trust;

•	any repurchase or redemption provisions;

•	any additional voting rights of the trust preferred securities;

•	terms for any conversion or exchange of the trust preferred securities or the debt securities of ConocoPhillips held by that trust into other securities;

•	terms for any distribution of the debt securities to the holders of the trust preferred securities; and

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities.

We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

ConocoPhillips will guarantee the trust preferred securities to the extent described under “Description of the Preferred Securities Guarantees.”

Voting

Holders of trust preferred securities will have limited voting rights, relating only to the modification of the trust preferred securities and the exercise of a trust’s rights as holder of the debt securities and the preferred securities guarantee. Holders of trust preferred securities will not be able to appoint, remove or replace trustees, except in limited circumstances, or to increase or decrease the number of trustees, because these rights will be vested in the holder of the common securities of the trust. ConocoPhillips will own, directly or indirectly, all of the common securities of each trust.

Distributions

Under each declaration of trust, the property trustee must make distributions on the trust preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit such payment. The only funds available for distribution to the holders of the trust preferred securities of a trust will be those received by the property trustee on the debt securities held by the trust. If ConocoPhillips does not make payments on the debt securities, the property trustee will not make corresponding distributions on the trust preferred securities. Under each declaration of trust, if and to the extent ConocoPhillips does make payments on the debt securities, the property trustee will be obligated to make distributions on the preferred and common securities of such trust on a pro rata basis.

ConocoPhillips will guarantee payment of distributions on the trust preferred securities of a trust as and to the extent described under “— Trust Preferred Securities Guarantees.” A guarantee covers distributions and other payments on the applicable trust preferred securities only if and to the extent that ConocoPhillips has made a payment to the property trustee on the applicable debt securities. If an event of default under the related declaration of trust has occurred and is continuing, any funds available to make payments will be paid first to the holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held by those holders in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, the holder of common securities of a trust would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

Events of Default

If an event of default under the declaration of trust has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities may direct the property trustee to enforce the available rights under the related declaration of trust, including rights available to the property trustee as a holder of the applicable series of debt securities. If the property trustee fails to enforce those rights, any holder of the related trust preferred securities may provide written notice to the property trustee that the holder will enforce those rights and, 30 days after submitting that request, the holder may enforce those rights directly against ConocoPhillips to the fullest extent permitted by law without first instituting any legal proceeding against the property trustee or any other person.

If an event of default under the applicable declaration of trust has occurred and is continuing and results from ConocoPhillips’ failure to make payments on the applicable series of debt securities when due, then any holder of the trust preferred securities may directly institute a proceeding to enforce those payments on the debt securities in an amount corresponding to the aggregate liquidation amount of that holder’s trust preferred securities. If a holder brings a direct action, ConocoPhillips will be entitled to that holder’s rights under the applicable declaration of trust to the extent of any payment made by ConocoPhillips to that holder. Except as expressly provided in the preceding sentences or in the applicable prospectus supplement, the holders of the trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

Trust Preferred Securities Guarantees

ConocoPhillips will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. These guarantees cover the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•	payments on liquidation of each trust; and

•	payments on redemption of trust preferred securities of each trust.

ConocoPhillips will appoint The Bank of New York Mellon Trust Company, N.A., as guarantee trustee, to hold the guarantee for the benefit of the holders of trust preferred securities. We have summarized selected provisions of the guarantees below. This summary is not complete. We have filed the form of guarantee with the SEC as an exhibit to the registration statement, and you should read that document for provisions that may be important to you.

ConocoPhillips will irrevocably and unconditionally agree to pay holders of trust preferred securities in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions on the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that ConocoPhillips has made corresponding payments on the debt securities to the property trustee of the trust;

•	payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions on the trust preferred securities to the extent the trust has funds legally available for those payments, and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

ConocoPhillips will not be required to make these liquidation payments if:

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

ConocoPhillips may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. The guarantee only covers, however, distributions and other payments on trust preferred securities if and to the extent that ConocoPhillips has made corresponding payments on the debt securities to the applicable property trustee. If ConocoPhillips does not make those corresponding payments on the debt securities, the trust will not have funds available for payments and that trustee will not make distributions on the trust preferred securities.

ConocoPhillips’ obligations under the declaration of trust for each trust, the guarantees, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities.

Covenants of ConocoPhillips

In each guarantee, ConocoPhillips will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, ConocoPhillips will not make the payments and distributions described below if:

•	it is in default on its guarantee payments or other payment obligations under the related guarantee;

•	any event of default under the applicable declaration of trust has occurred and is continuing; or

•	ConocoPhillips has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

In these circumstances, ConocoPhillips will agree that it will not:

•	make any payments on or repay, repurchase or redeem any debt security of ConocoPhillips that ranks equally with or junior to the debt securities;

•	make any guarantee payments on any guarantee by ConocoPhillips of the debt securities of any of its subsidiaries if that guarantee ranks equally with or junior to the debt securities; or

•	declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any capital stock of ConocoPhillips, other than:

•	dividends or distributions in its capital stock or options, warrants or rights to subscribe for or purchase its capital stock;

•	as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its share capital;

•	purchases of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged; and

•	purchases or acquisitions of its capital stock in connection with the satisfaction by it of its obligations under any employee stock-based compensation or benefit plan, dividend reinvestment plan or stock purchase plan.

In addition, as long as trust preferred securities issued by any trust are outstanding, ConocoPhillips will agree that it will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

•	permit the common securities of that trust to be transferred only as permitted by the declaration of trust; and

•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment

ConocoPhillips and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, ConocoPhillips and the guarantee trustee may amend each guarantee only with the prior approval of the holders of a majority in liquidation amount of the trust preferred securities issued by the applicable trust. The manner in which ConocoPhillips will obtain that approval will be described in the prospectus supplement.

ConocoPhillips may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving ConocoPhillips permitted under the indenture governing the debt securities.

Termination of the Guarantee

Each guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	distribution of the debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and common securities of that trust in exchange for all the securities issued by that trust; or

•	full payment of the amounts payable upon liquidation of that trust.

Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

ConocoPhillips’ obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. We will specify in the prospectus supplement the ranking of each guarantee with respect to ConocoPhillips’ capital stock and other liabilities, including other guarantees. By your acceptance of the trust preferred securities, you agree to any subordination provisions and other terms of the related guarantee.

Each guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on behalf of those holders. In most cases, the holders of a majority in liquidation amount of the trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against ConocoPhillips to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

If the guarantee trustee fails to enforce the guarantee or ConocoPhillips fails to make a guarantee payment, a holder of trust preferred securities may institute a legal proceeding directly against ConocoPhillips to enforce that holder’s rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

ConocoPhillips will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

New York law will govern the guarantees.

Relationship Among the Trust Preferred Securities, Debt Securities and Trust Preferred Securities Guarantee

When taken together, the terms of the trust preferred securities of a ConocoPhillips trust, the debt securities held by that trust and the related preferred securities guarantee provide a full and unconditional guarantee by ConocoPhillips of the payments due on the trust preferred securities. The following summary briefly explains the interrelationship between the trust preferred securities, the debt securities and the guarantee.

The trust will be able to make payments on the trust preferred securities only if ConocoPhillips makes payments on the debt securities.

As long as ConocoPhillips makes interest and other payments when due on the debt securities, the trust will have sufficient funds to make distribution and other payments when due on the trust preferred securities for the following reasons:

•	the trust will hold debt securities in an aggregate principal amount equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and the common securities of the trust;

•	the interest rate and payment dates of the debt securities will match the distribution rate and payment dates of the trust preferred securities and the common securities of the trust;

•	the trustees may not cause or permit the trust to engage in any activity that is not consistent with its limited purposes of:

•	issuing and selling the trust preferred securities and the common securities of the trust;

•	investing the proceeds from the sale of those securities in a specific series of ConocoPhillips’ debt securities; and

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding ConocoPhillips’ debt securities and as are otherwise specifically authorized in the declaration of trust; and

•	ConocoPhillips has agreed to pay for all of the trust’s debts and obligations, other than with respect to the trust preferred and trust common securities, and costs and expenses, including the fees and expenses of the trustees.

ConocoPhillips will guarantee that payments will be made on the trust preferred securities if ConocoPhillips makes payments on the debt securities.

If ConocoPhillips makes interest or other payments on the debt securities, the property trustee will be obligated to make corresponding distribution or other payments on the trust preferred securities. ConocoPhillips will guarantee such payments if the trust fails to make them. The guarantee only covers distributions and other payments on the trust preferred securities if and to the extent ConocoPhillips has made corresponding payments on the debt securities. The guarantee trustee will have the right to enforce the guarantee on behalf of the holders of the trust preferred securities if ConocoPhillips fails to make any required guarantee payments. If the guarantee trustee fails to enforce the guarantee, you may institute a legal proceeding directly against ConocoPhillips to enforce the guarantee trustee’s rights under the guarantee. If ConocoPhillips fails to make a guarantee payment, you may also institute a legal proceeding directly against ConocoPhillips to enforce the guarantee.

The property trustee may institute legal proceedings against ConocoPhillips if ConocoPhillips fails to make payments on the debt securities.

If ConocoPhillips does not make interest or other payments on the debt securities, the trust will not have funds available to make the corresponding distribution or other payments on the trust preferred securities. The property trustee, as the holder of the debt securities, will have the right to enforce ConocoPhillips’ obligations on the debt securities if an event of default under the debt securities occurs. In addition, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the declaration of trust. If the property trustee fails to enforce its rights, any holder of trust preferred securities may, to the fullest extent permitted by law and after a period of 30 days has elapsed from such holder’s written request to the property trustee to enforce such rights, institute a legal proceeding against ConocoPhillips to enforce such rights.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by ConocoPhillips and CPCo will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas, our outside counsel. The validity of the securities offered by the ConocoPhillips trusts will be passed upon for us and the ConocoPhillips trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of ConocoPhillips appearing in ConocoPhillips’ Annual Report (Form 10-K) for the year ended December 31, 2013 (including condensed consolidating financial information and financial statement schedule appearing therein) and the effectiveness of ConocoPhillips’ internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, performed a process review of the processes and controls used within ConocoPhillips in its preparation of proved reserves estimates as of December 31, 2013. This process review report appeared as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2013, and is incorporated by reference herein in reliance on the authority of such firm as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance of Distribution

The following table sets forth expenses payable by ConocoPhillips in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	*

Printing expenses	†

Legal fees and expenses	†

Accounting fees and expenses	†

Fees and expenses of trustee and counsel	†

Rating agency fees	†

Miscellaneous	†

Total	†

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that ConocoPhillips anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

ConocoPhillips and ConocoPhillips Company

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. ConocoPhillips’ amended and restated certificate of incorporation provides that, to the fullest extent of Delaware law, no ConocoPhillips director shall be liable to ConocoPhillips or ConocoPhillips stockholders for monetary damages for breach of fiduciary duty as a director. The certificate of incorporation of ConocoPhillips Company (“CPCo”) has similar provisions with respect to its directors.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by ConocoPhillips’ amended and restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

ConocoPhillips’ bylaws provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ConocoPhillips or is or was a director or officer of ConocoPhillips serving as an officer, director, employee or agent of any other enterprise at the request of ConocoPhillips to the fullest extent permitted under applicable law. CPCo’s bylaws have similar provisions. However, neither ConocoPhillips nor CPCo will indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the respective company’s board of directors.

ConocoPhillips Trusts

Prior to the issuance of trust preferred securities by a ConocoPhillips trust, the existing declaration of trust pursuant to which such trust is created will be amended and restated to provide that no trustee, or affiliate of any trustee, or paying agent, officer, director, shareholder, member, partner, employee, representative or agent of any trustee or paying agent, or employee or agent of such trust or of any of its affiliates (each, an “Indemnified Person”) will be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such amended and restated declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence (or, in the case of the property trustee of such trust, negligence) or willful misconduct with respect to such acts or omissions.

In addition, such amended and restated declaration of trust shall provide that, to the fullest extent permitted by applicable law, ConocoPhillips shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, expense, damage or claim incurred by such Indemnified Person arising out of or in connection with the acceptance or administration of the trust under such declaration of trust or by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, liability, expense, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee of the trust, negligence) or willful misconduct with respect to such acts or omissions.

Item 16.	Exhibits*

Exhibit No.		Description

3.1	—	Amended and Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to ConocoPhillips’ Quarterly Report on Form 10-Q filed with the SEC on July 30, 2008; SEC File No. 001-32395).

3.2	—	Amended and Restated By-laws of ConocoPhillips, as amended and restated as of December 6, 2013 (incorporated by reference to Exhibit 3.1 to ConocoPhillips’ Current Report on Form 8-K filed with the SEC on December 10, 2013; SEC File No. 001-32395).

3.3.1	—	Restated Certificate of Incorporation of ConocoPhillips Company (formerly known as Phillips Petroleum Company) (included as Exhibit A to the Certificate of Merger filed by Phillips Petroleum Company with the Secretary of State of the State of Delaware on August 30, 2002) (incorporated by reference to Exhibit 3.4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333 179626-02 and 333-179626-03).

3.3.2	—	Certificate of Amendment to the Restated Certificate of Incorporation of ConocoPhillips Company (formerly known as Phillips Petroleum Company) (incorporated by reference to Exhibit 3.4.2 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333-179626-02 and 333-179626-03).

3.4	—	Bylaws of ConocoPhillips Company (incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333 179626-02 and 333-179626-03).

4.1	—	Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips (the “ConocoPhillips Senior Indenture”) (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Holding Company, CPCo, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on November 13, 2002; Registration Nos. 333-101187, 333-101187-01, 333-101187-02, 333-101187-03 and 333-101187-04 (the “Form S-3”)).

4.2	—	Form of Indenture between ConocoPhillips and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of subordinated debt securities of ConocoPhillips (the “Subordinated Indenture”) (incorporated by reference to Exhibit 4.6 to the Form S-3).

4.3	—	Indenture, dated as of December 7, 2012, among ConocoPhillips Company, as issuer, ConocoPhillips, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips Company (the “CPCo Senior Indenture”) (incorporated by reference to Exhibit 4.1 to ConocoPhillips’ Current Report on Form 8-K filed with the SEC on December 7, 2012; SEC File No. 001-32395).

4.4	—	Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in ConocoPhillips’ Registration Statement on Form S-4 filed with the SEC on December 7, 2001; Registration No. 333-74798).

4.5.1	—	Declaration of Trust of ConocoPhillips Trust I (incorporated by reference to Exhibit 4.7.1 to the Form S-3).

Exhibit No.		Description

4.5.2	—	Declaration of Trust of ConocoPhillips Trust II (incorporated by reference to Exhibit 4.7.2 to the Form S-3).

4.6	—	Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4.8 to the Form S-3).

4.7.1	—	Certificate of Trust of ConocoPhillips Trust I (incorporated by reference to Exhibit 4.9.1 to the Form S-3).

4.7.2	—	Certificate of Trust of ConocoPhillips Trust II (incorporated by reference to Exhibit 4.9.2 to the Form S-3).

4.7.3	—	Certificate of Amendment of the Certificates of Trust of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on January 15, 2008 (incorporated by reference to Exhibit 4.9.3 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on February 26, 2009; Registration Nos. 333-157547-01, 333-157547-02, 333-157547-03 and 333-157547-04).

4.7.4	—	Certificate of Amendment of the Certificates of Trust of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on June 30, 2008 (incorporated by reference to Exhibit 4.9.4 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on February 26, 2009; Registration Nos. 333-157547-01, 333-157547-02, 333-157547-03 and 333-157547-04).

4.7.5	—	Certificate of Amendment of the Certificates of Trust of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on December 30, 2009.

4.7.6	—	Certificate of Change of Address of Trustee of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on March 6, 2014.

4.7.7	—	Certificate of Change of Address of Trustee of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on March 27, 2014.

4.8	—	Form of Trust Preferred Security (included in Exhibit 4.6).

4.9	—	Form of Trust Preferred Securities Guarantee of ConocoPhillips (incorporated by reference to Exhibit 4.11 to the Form S-3).

5.1	—	Opinion of Bracewell & Giuliani LLP with respect to legality of the securities offered hereby (other than the trust preferred securities of ConocoPhillips Trust I and ConocoPhillips Trust II).

5.2.1	—	Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust I.

5.2.2	—	Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust II.

12.1	—	Computation of ratio of earnings to fixed charges of ConocoPhillips for each of the years in the five-year period ended December 31, 2013 (incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K of ConocoPhillips for the year ended December 31, 2013, filed with the SEC on February 25, 2014; SEC File No. 001-32395).

12.2	—	Computation of ratio of earnings to fixed charges of ConocoPhillips for the three months ended March 31, 2014 and 2013 (incorporated by reference to Exhibit 12 to the Quarterly Report on Form 10-Q of ConocoPhillips for the period ended March 31, 2014, filed with the SEC on May 6, 2014; SEC File No. 001-32395).

Exhibit No.		Description

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1).

23.3	—	Consent of Richards, Layton & Finger, P.A. (contained in Exhibits 5.2.1 and 5.2.2).

23.4	—	Consent of DeGolyer and MacNaughton.

24.1	—	Powers of Attorney of directors and officers of ConocoPhillips and CPCo (included on the signature pages of the Registration Statement).

25.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the ConocoPhillips Senior Indenture.

25.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Subordinated Indenture.

25.3	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the CPCo Senior Indenture.

25.4.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as property trustee, relating to ConocoPhillips Trust I.

25.4.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as property trustee, relating to ConocoPhillips Trust II.

25.5.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as guarantee trustee, relating to ConocoPhillips Trust I.

25.5.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as guarantee trustee, relating to ConocoPhillips Trust II.

*	ConocoPhillips will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, depositary shares or stock purchase contracts, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to ConocoPhillips as to certain tax matters relative to the securities offered hereby.

Item 17.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2014.

ConocoPhillips

By:	/s/ Jeff W. Sheets
Jeff W. Sheets
Executive Vice President, Finance, and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jeff W. Sheets, Janet Langford Kelly and Sheila Feldman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 29, 2014.

Signature	Title

/s/ Ryan M. Lance Ryan M. Lance	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Jeff W. Sheets Jeff W. Sheets	Executive Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)

/s/ Glenda M. Schwarz Glenda M. Schwarz	Vice President and Controller (Principal Accounting Officer)

/s/ Richard L. Armitage Richard L. Armitage	Director

/s/ Richard H. Auchinleck Richard H. Auchinleck	Director

/s/ Charles E. Bunch Charles E. Bunch	Director

Signature	Title

/s/ James E. Copeland, Jr. James E. Copeland, Jr.	Director

/s/ Gray Huey Evans Gray Huey Evans	Director

/s/ Jody L. Freeman Jody L. Freeman	Director

/s/ Robert A. Niblock Robert A. Niblock	Director

/s/ Harald J. Norvik Harald J. Norvik	Director

/s/ William E. Wade, Jr. William E. Wade, Jr.	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2014.

ConocoPhillips Company

By:	/s/ Jeff W. Sheets
Jeff W. Sheets
Executive Vice President, Finance, and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jeff W. Sheets, Janet Langford Kelly, and Sheila Feldman, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable ConocoPhillips Company to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 29, 2014.

Signature	Title

/s/ Ryan M. Lance Ryan M. Lance	Chief Executive Officer (Principal Executive Officer)

/s/ Jeff W. Sheets Jeff W. Sheets	Executive Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)

/s/ Glenda M. Schwarz Glenda M. Schwarz	Vice President and Controller (Principal Accounting Officer)

/s/ Janet Langford Kelly Janet Langford Kelly	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2014.

ConocoPhillips Trust I By: ConocoPhillips, as Sponsor

By:	/s/ Jeff W. Sheets
Jeff W. Sheets
Executive Vice President, Finance, and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2014.

ConocoPhillips Trust II By: ConocoPhillips, as Sponsor

By:	/s/ Jeff W. Sheets
Jeff W. Sheets
Executive Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX*

Exhibit No.		Description

3.1	—	Amended and Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to ConocoPhillips’ Quarterly Report on Form 10-Q filed with the SEC on July 30, 2008; SEC File No. 001-32395).

3.2	—	Amended and Restated By-laws of ConocoPhillips, as amended and restated as of December 6, 2013 (incorporated by reference to Exhibit 3.1 to ConocoPhillips’ Current Report on Form 8-K filed with the SEC on December 10, 2013; SEC File No. 001-32395).

3.3.1	—	Restated Certificate of Incorporation of ConocoPhillips Company (formerly known as Phillips Petroleum Company) (included as Exhibit A to the Certificate of Merger filed by Phillips Petroleum Company with the Secretary of State of the State of Delaware on August 30, 2002) (incorporated by reference to Exhibit 3.4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333 179626-02 and 333-179626-03).

3.3.2	—	Certificate of Amendment to the Restated Certificate of Incorporation of ConocoPhillips Company (formerly known as Phillips Petroleum Company) (incorporated by reference to Exhibit 3.4.2 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333-179626-02 and 333-179626-03).

3.4	—	Bylaws of ConocoPhillips Company (incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333 179626-02 and 333-179626-03).

4.1	—	Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips (the “ConocoPhillips Senior Indenture”) (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Holding Company, CPCo, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on November 13, 2002; Registration Nos. 333-101187, 333-101187-01, 333-101187-02, 333-101187-03 and 333-101187-04 (the “Form S-3”)).

4.2	—	Form of Indenture between ConocoPhillips and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of subordinated debt securities of ConocoPhillips (the “Subordinated Indenture”) (incorporated by reference to Exhibit 4.6 to the Form S-3).

4.3	—	Indenture, dated as of December 7, 2012, among ConocoPhillips Company, as issuer, ConocoPhillips, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips Company (the “CPCo Senior Indenture”) (incorporated by reference to Exhibit 4.1 to ConocoPhillips’ Current Report on Form 8-K filed with the SEC on December 7, 2012; SEC File No. 001-32395).

4.4	—	Specimen certificate representing common stock, par value $.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in ConocoPhillips’ Registration Statement on Form S-4 filed with the SEC on December 7, 2001; Registration No. 333-74798).

4.5.1	—	Declaration of Trust of ConocoPhillips Trust I (incorporated by reference to Exhibit 4.7.1 to the Form S-3).

Exhibit No.		Description

4.5.2	—	Declaration of Trust of ConocoPhillips Trust II (incorporated by reference to Exhibit 4.7.2 to the Form S-3).

4.6	—	Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4.8 to the Form S-3).

4.7.1	—	Certificate of Trust of ConocoPhillips Trust I (incorporated by reference to Exhibit 4.9.1 to the Form S-3).

4.7.2	—	Certificate of Trust of ConocoPhillips Trust II (incorporated by reference to Exhibit 4.9.2 to the Form S-3).

4.7.3	—	Certificate of Amendment of the Certificates of Trust of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on January 15, 2008 (incorporated by reference to Exhibit 4.9.3 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on February 26, 2009; Registration Nos. 333-157547-01, 333-157547-02, 333-157547-03 and 333-157547-04).

4.7.4	—	Certificate of Amendment of the Certificates of Trust of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on June 30, 2008 (incorporated by reference to Exhibit 4.9.4 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed with the SEC on February 26, 2009; Registration Nos. 333-157547-01, 333-157547-02, 333-157547-03 and 333-157547-04).

4.7.5	—	Certificate of Amendment of the Certificates of Trust of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on December 30, 2009.

4.7.6	—	Certificate of Change of Address of Trustee of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on March 6, 2014.

4.7.7	—	Certificate of Change of Address of Trustee of ConocoPhillips Trust I and ConocoPhillips Trust II, as filed with the Secretary of State on March 27, 2014.

4.8	—	Form of Trust Preferred Security (included in Exhibit 4.6).

4.9	—	Form of Trust Preferred Securities Guarantee of ConocoPhillips (incorporated by reference to Exhibit 4.11 to the Form S-3).

5.1	—	Opinion of Bracewell & Giuliani LLP with respect to legality of the securities offered hereby (other than the trust preferred securities of ConocoPhillips Trust I and ConocoPhillips Trust II).

5.2.1	—	Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust I.

5.2.2	—	Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the trust preferred securities of ConocoPhillips Trust II.

12.1	—	Computation of ratio of earnings to fixed charges of ConocoPhillips for each of the years in the five-year period ended December 31, 2013 (incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K of ConocoPhillips for the year ended December 31, 2013, filed with the SEC on February 25, 2014; SEC File No. 001-32395).

12.2	—	Computation of ratio of earnings to fixed charges of ConocoPhillips for the three months ended March 31, 2014 and 2013 (incorporated by reference to Exhibit 12 to the Quarterly Report on Form 10-Q of ConocoPhillips for the period ended March 31, 2014, filed with the SEC on May 6, 2014; SEC File No. 001-32395).

Exhibit No.		Description

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1).

23.3	—	Consent of Richards, Layton & Finger, P.A. (contained in Exhibits 5.2.1 and 5.2.2).

23.4	—	Consent of DeGolyer and MacNaughton.

24.1	—	Powers of Attorney of directors and officers of ConocoPhillips and CPCo (included on the signature pages of the Registration Statement).

25.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the ConocoPhillips Senior Indenture.

25.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Subordinated Indenture.

25.3	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the CPCo Senior Indenture.

25.4.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as property trustee, relating to ConocoPhillips Trust I.

25.4.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as property trustee, relating to ConocoPhillips Trust II.

25.5.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as guarantee trustee, relating to ConocoPhillips Trust I.

25.5.2	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as guarantee trustee, relating to ConocoPhillips Trust II.

*	ConocoPhillips will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, depositary shares or stock purchase contracts, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to ConocoPhillips as to certain tax matters relative to the securities offered hereby.